Exhibit 99.1

NuStar Energy L.P. Reports Fourth Quarter and Full Year 2007 Earnings

SAN ANTONIO, January 25, 2008 – NuStar Energy L.P. (NYSE:NS) today announced net income applicable to limited partners of $22.6 million, or $0.47 per unit, for the fourth quarter of 2007, compared to $33.0 million, or $0.70 per unit, earned in the fourth quarter of 2006. For the year ended December 31, 2007, net income applicable to limited partners was $129.2 million, or $2.74 per unit, compared to $132.6 million, or $2.83 per unit in 2006.

Distributable cash flow available to limited partners from continuing operations for the fourth quarter of 2007 was $34.9 million, or $0.72 per unit, compared to $45.3 million, or $0.97 per unit, for the fourth quarter of 2006. For the year ended December 31, 2007, distributable cash flow available to limited partners from continuing operations was $198.6 million, or $4.22 per unit, compared to $195.7 million, or $4.18 per unit. As of December 31, 2007, the partnership’s debt-to-capitalization ratio was 42.0 percent compared to 41.9 percent as of December 31, 2006.

With respect to the quarterly distribution to unitholders for the fourth quarter of 2007, NuStar also announced that its board of directors has declared a distribution of $0.985 per unit, or $3.94 per unit on an annual basis, which will be paid on February 14, 2008, to holders of record as of February 7, 2008. This quarterly distribution represents an increase of $0.07 per unit, or 7.7 percent, over the $0.915 distribution for the fourth quarter of 2006.

“2007 was a very active and challenging year for the partnership, while at the same time very rewarding and productive,” said Curt Anastasio, Chief Executive Officer and President of NuStar Energy L.P. and NuStar GP Holdings, LLC. “Our separation from Valero Energy at the beginning of the year, including our name change to NuStar, the move to our new headquarters and the separation of services, was a defining moment in the company’s history. We brought on board a lot of very talented employees and started up a new marketing, supply and trading group, both of which have positioned us well for further growth.

“Financially, we had a good year, despite higher costs associated with our separation from Valero Energy and the impact of a fire at Valero Energy’s McKee refinery in the Texas Panhandle. We achieved our stated goal for earnings before interest, taxes, depreciation and amortization (“EBITDA”) and increased the annual distribution by around 7 percent to $3.835 per unit in 2007 from $3.60 per unit in 2006, while maintaining a healthy coverage ratio applicable to the limited partners of 1.10 times.

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“We are in a great position to achieve greater success in 2008 and beyond. We started construction in 2007 on the majority of projects in our $400 million construction program, the largest capital expenditure program in the history of the company. While many of these projects came online this past year, several more are expected to be in-service in 2008, providing a major benefit to the partnership’s 2008 results. In addition, nearly all of the projects that we have completed, or that will be completed this year, have been and are still expected to be on-time and on-budget. We’ve made NuStar into a global leader in independents liquids storage, as we currently are the second largest independents liquids terminal operator in the world with over 81 million barrels of storage capacity.

“One of the more important accomplishments for 2007 was the announcement to acquire CITGO Asphalt Refining Company. We’re looking forward to completing the acquisition and the significant contribution we expect from these assets. We also look forward to sharing with you more information on the numerous projects we’ve recently identified that will increase the capacity and operational efficiency of these refineries and provide more operating flexibility to reduce the seasonality of the asphalt business.

“We believe 2008 will be a good year for NuStar, as we will benefit significantly from the construction projects that have already come on-stream in late 2007 and the ones that will be coming on-stream this year. The CITGO Asphalt Refining Company acquisition is also expected to be a major contributor to earnings. Although asphalt fundamentals weakened seasonally in the fourth quarter, we continue to see inventories tightening and the forward curve improving significantly from 2007 levels. While we foresee some coker projects coming online this year, the majority of the coker projects are expected to be in service in 2009 and 2010, which should further tighten asphalt supplies, resulting in higher margins. For these and many other reasons, we strongly believe that the best is yet to come for NuStar,” said Anastasio.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, January 25, 2008, to discuss the financial and operational results for the fourth quarter of 2007. Investors interested in listening to the presentation may call 800/622-7620, passcode 30195295.International callers may access the presentation by dialing 706/645-0327, passcode 30195295. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 30195295. A live broadcast of the conference call will also be available on the company’s Web site at www.nustarenergy.com.

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NuStar Energy L.P. is a publicly traded, limited partnership based in San Antonio, with 9,113 miles of pipeline, 84 terminal facilities and four crude oil storage tank facilities. The second largest independent liquids terminal operator in the world, NuStar has operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. The partnership’s combined system has over 81 million barrels of storage capacity, and includes crude oil and refined product pipelines, refined product terminals, a petroleum and specialty liquids storage and terminaling business, as well as crude oil storage facilities. For more information, visit NuStar Energy L.P.’s Web site at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of NuStar Energy L.P. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2006 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

NuStar Energy L.P.

Consolidated Financial Information

December 31, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Statement of Income Data:
Revenues:
Services revenues	$184,653	$165,462	$696,623	$636,154
Product sales	317,343	125,528	820,246	501,107

Total revenues	501,996	290,990	1,516,869	1,137,261
Costs and expenses:
Cost of product sales	309,816	116,016	784,827	466,276
Operating expenses	98,598	79,877	357,235	312,604
General and administrative expenses	19,308	14,893	67,915	45,216
Depreciation and amortization expense	29,557	26,244	114,293	100,266

Total costs and expenses	457,279	237,030	1,324,270	924,362

Operating income	44,717	53,960	192,599	212,899
Equity earnings from joint ventures	1,863	1,368	6,833	5,882
Interest expense, net	(18,829)	(17,360)	(76,516)	(66,266)
Other income, net	2,916	3,252	38,830	3,252

Income from continuing operations before income tax expense	30,667	41,220	161,746	155,767
Income tax expense	2,402	3,864	11,448	5,861

Income from continuing operations	28,265	37,356	150,298	149,906
Income (loss) from discontinued operations, net of income tax	—	1	—	(376)

Net income	28,265	37,357	150,298	149,530
Net income applicable to general partner (Note 1)	(5,649)	(4,360)	(21,063)	(16,910)

Net income applicable to limited partners	$22,616	$32,997	$129,235	$132,620

Income per unit applicable to limited partners (Note 1):
Continuing operations	$0.47	$0.70	$2.74	$2.84
Discontinued operations	—	—	—	(0.01)

Net income	$0.47	$0.70	$2.74	$2.83

Weighted average number of basic units outstanding	48,194,532	46,809,749	47,158,790	46,809,749

EBITDA from continuing operations (Note 2)	$79,053	$84,824	$352,555	$322,299

Distributable cash flow from continuing operations (Note 2)	$41,158	$50,213	$221,096	$214,203

	December 31, 2007	December 31, 2006
Balance Sheet Data:
Debt, including current portion (a)	$1,446,289	$1,354,367
Partners' equity (b)	1,994,832	1,875,681
Debt-to-capitalization ratio (a) / ((a)+(b))	42.0%	41.9%

NuStar Energy L.P.

Consolidated Financial Information - Continued

December 31, 2007 and 2006

(unaudited, thousands of dollars, except barrel information)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Operating Data:
Refined product terminals: (Note 3)
Throughput (barrels/day)	278,253	275,522	251,309	272,054
Throughput revenues	$13,743	$12,837	$51,135	$50,267
Storage lease revenues	83,284	69,138	314,255	266,234

Total revenues	97,027	81,975	365,390	316,501
Operating expenses	63,242	48,575	221,890	191,698
Depreciation and amortization expense	14,069	12,289	54,635	45,485

Segment operating income	$19,716	$21,111	$88,865	$79,318

Refined product pipelines: (Note 3)
Throughput (barrels/day)	728,613	712,252	678,573	711,476
Throughput revenues	$66,977	$59,542	$243,828	$222,356
Operating expenses	27,240	24,078	105,010	94,329
Depreciation and amortization expense	11,118	10,788	45,006	42,084

Segment operating income	$28,619	$24,676	$93,812	$85,943

Crude oil pipelines:
Throughput (barrels/day)	402,736	408,424	377,640	421,666
Throughput revenues	$14,891	$14,665	$52,968	$58,654
Operating expenses	3,493	4,279	15,332	16,825
Depreciation and amortization expense	1,237	1,252	4,940	5,061

Segment operating income	$10,161	$9,134	$32,696	$36,768

Crude oil storage tanks:
Throughput (barrels/day)	515,280	499,483	549,023	502,689
Throughput revenues	$10,858	$11,447	$45,237	$46,915
Operating expenses	3,414	3,063	11,785	10,108
Depreciation and amortization expense	1,926	1,915	7,682	7,636

Segment operating income	$5,518	$6,469	$25,770	$29,171

Marketing: (Note 3)
Product sales	$317,343	$125,528	$820,246	$501,107
Cost of product sales	313,701	117,415	791,975	471,576
Operating expenses	2,291	650	6,737	2,616
Depreciation and amortization expense	355	—	423	—

Segment operating income	$996	$7,463	$21,111	$26,915

Consolidation and intersegment eliminations:
Revenues	$(5,100)	$(2,167)	$(10,800)	$(8,272)
Cost of product sales	(3,885)	(1,399)	(7,148)	(5,300)
Operating expenses	(1,082)	(768)	(3,519)	(2,972)
Depreciation and amortization expense	852	—	1,607	—

Total	$(985)	$—	$(1,740)	$—

Consolidated Information:
Revenues	$501,996	$290,990	$1,516,869	$1,137,261
Cost of product sales	309,816	116,016	784,827	466,276
Operating expenses	98,598	79,877	357,235	312,604
Depreciation and amortization expense	29,557	26,244	114,293	100,266

Segment operating income	64,025	68,853	260,514	258,115
General and administrative expenses	19,308	14,893	67,915	45,216

Consolidated operating income	$44,717	$53,960	$192,599	$212,899

NuStar Energy L.P.

Consolidated Financial Information - Continued

December 31, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

Notes:

1.	Income is allocated between limited partners and the general partner's interests based on provisions in the partnership agreement. The income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the income per unit applicable to limited partners.

During the year ended December 31, 2006 our general partner reimbursed us for certain charges we incurred related to services historically provided under our Services Agreement with Valero Energy Corporation. United States generally accepted accounting principles require us to record the charges as expenses and record the reimbursement as partner's capital contribution.

The following table details the calculation of net income applicable to the general partner:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net income applicable to general partner and limited partners' interest	$28,265	$37,357	$150,298	$149,530
Charges reimbursed by general partner	—	223	—	575

Net income before charges reimbursed by general partner	28,265	37,580	150,298	150,105
Less general partner incentive distribution	5,188	3,909	18,426	14,778

Net income before charges reimbursed by general partner and after general partner incentive distribution	23,077	33,671	131,872	135,327
General partner interest	2%	2%	2%	2%

General partner allocation of net income before charges reimbursed by general partner and after general partner incentive distribution	461	674	2,637	2,707
Charges reimbursed by general partner	—	(223)	—	(575)
General partner incentive distribution	5,188	3,909	18,426	14,778

Net income applicable to general partner	$5,649	$4,360	$21,063	$16,910

2.	NuStar Energy L.P. utilizes two financial measures, EBITDA from continuing operations and distributable cash flow from continuing operations, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. Neither EBITDA from continuing operations nor distributable cash flow from continuing operations are intended to represent cash flows for the period, nor are they presented as an alternative to income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and distributable cash flow from continuing operations:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Income from continuing operations	$28,265	$37,356	$150,298	$149,906
Plus interest expense, net	18,829	17,360	76,516	66,266
Plus income tax expense	2,402	3,864	11,448	5,861
Plus depreciation and amortization expense	29,557	26,244	114,293	100,266

EBITDA from continuing operations	79,053	84,824	352,555	322,299
Less equity earnings from joint ventures	(1,863)	(1,368)	(6,833)	(5,882)
Less interest expense, net	(18,829)	(17,360)	(76,516)	(66,266)
Less reliability capital expenditures	(16,779)	(12,986)	(40,337)	(35,803)
Less income tax expense	(2,402)	(3,864)	(11,448)	(5,861)
Plus charges reimbursed by general partner	—	223	—	575
Plus distributions from joint ventures	—	744	544	5,141
Plus mark-to-market impact on hedge transactions (a)	1,978	—	3,131	—

Distributable cash flow from continuing operations	41,158	50,213	221,096	214,203

General partner's interest in distributable cash flow from continuing operations	(6,288)	(4,864)	(22,518)	(18,520)

Limited partners' interest in distributable cash flow from continuing operations	$34,870	$45,349	$198,578	$195,683

Weighted average number of limited partnership units outstanding	48,194,532	46,809,749	47,158,790	46,809,749

Distributable cash flow from continuing operations per limited partner unit	$0.724	$0.969	$4.221	$4.181

(a)    Distributable cash flow from continuing operations above excludes the impact of mark-to-market gains and losses, which arise from valuing certain derivative contracts that are considered economic hedges. We enter into these contracts to mitigate our exposure to price fluctuations related to our inventory.

NuStar Energy L.P.

Consolidated Financial Information - Continued

December 31, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

Notes (continued):

3.	Prior to the fourth quarter of 2007, product sales and the related costs were included in the Refined product terminal, the Refined product pipeline and the Other segments. Due to the growth of our product supply and marketing operations, we have consolidated all product sales and related costs into the Marketing segment. Previous periods have been restated to conform to this presentation. The Marketing segment consists of our marketing and trading operations, including sales of bunker fuel to marine vessels.

The Marketing segment operations consist of purchasing heavy fuel oil, asphalt and refined products for resale to third parties. We manage our exposure to price risk associated with these inventories by entering into economic and fair value hedges. Additionally, we engage in a limited trading program. Revenues include the sales of our inventories to third parties as well as the mark-to-market results of our trading program. Cost of sales includes the cost of our inventories as well as the mark-to-market results of our economic and fair value hedges.